Exhibit 5.1

Texas New York Washington, DC Connecticut Seattle Dubai London	Bracewell & Giuliani LLP 711 Louisiana Street Suite 2300 Houston, Texas 77002-2770 713.223.2300 Office 713.221.1212 Fax bgllp.com

May 1, 2012

Phillips 66

600 North Dairy Ashford

Houston, Texas 77079

Ladies and Gentlemen:

We have acted as counsel to Phillips 66, a Delaware corporation (“Phillips 66”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by Phillips 66 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering of up to 13,000,000 shares (the “Shares”) of common stock, par value $0.01 per share (“Common Stock”), of Phillips 66, reserved for issuance in connection with the Phillips 66 Omnibus Stock and Performance Incentive Plan (the “Plan”). At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

We have examined originals, or copies certified or otherwise identified, of (i) the Registration Statement, (ii) Phillips 66’s Amended and Restated Certificate of Incorporation and Amended and Restated By-laws (the “Charter Documents”), (iii) the Plan, (iv) corporate records of Phillips 66, as furnished to us by it, and (vi) such other instruments, documents and records as we have deemed necessary and relevant for the purposes hereof. We have relied upon certificates of officers of Phillips 66 and of public officials as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to authentic original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.

In connection with this opinion, we have assumed that:

(a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act;

Phillips 66

May 1, 2012

(b) all Shares will be offered, issued and sold in compliance with applicable securities laws and the Plan and in the manner stated in the Registration Statement;

(c) certificates representing the Shares will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of Phillips 66, in each case in accordance with the provisions of the Charter Documents; there will be sufficient shares of Common Stock authorized under such Charter Documents and not otherwise issued or reserved for issuance; and the purchase price therefor payable to Phillips 66 will not be less than the par value of such Shares; and

(d) all necessary actions shall be taken by Phillips 66 so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Phillips 66 and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Phillips 66.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of Phillips 66 and, when issued and delivered against payment of the purchase therefor in accordance with the terms and provisions of the Plan, such Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is based on and is limited to the General Corporation Law of the State of Delaware. We express no opinion as to any other laws, statutes, regulations or ordinances, including federal and state securities (or “blue sky”) laws. We are not admitted to practice law in the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Phillips 66

May 1, 2012

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

Very truly yours,

/s/ Bracewell & Giuliani LLP

Bracewell & Giuliani LLP